UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2009
FREEDOM FINANCIAL GROUP, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (417) 886-6600 ________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

           On November 30, 2009, our Board approved and we entered into a Management Agreement with FFG Management, LLC (the “Manager”), which became effective after our certificate of dissolution was filed as discussed below.

The Manager is owned and controlled by Jerald L. Fenstermaker, the former President, Chief Executive Officer and a director and a current shareholder of the Company.  The Manager will utilize the services of Kevin Maxwell, the former Treasurer and Chief Financial Officer and a current shareholder of the Company, to assist the Manager in performing services under the Management Agreement.  Messrs. Fenstermaker and Maxwell resigned as officers, and Mr. Fenstermaker resigned as director, effective December 7, 2009 (the “Effective Date”), which was the date we filed a certificate of dissolution with the Delaware Secretary of State pursuant to the Plan of Dissolution and Complete Liquidation of the Company (the “Dissolution Plan”), which was approved by our stockholders on November 30, 2009.  A description of the resignation of our officers and directors other than Vernon S. Schweigert is contained in our current report on Form 8-K filed with the SEC on December 4, 2009.

The Management Agreement was approved by a majority of the independent directors of the Company after full disclosure to the directors of the interest of Messrs. Fenstermaker and Maxwell in the Manager.  Mr. Fenstermaker abstained from the director vote approving the Management Agreement.  The Board, after exploring a number of alternatives and believing the fees payable under the Management Agreement to be reasonable and fair, determined that the Management Agreement was beneficial to and in the best interests of the Company and its stockholders.

Pursuant to the Management Agreement, the Manager will perform all management, administrative and operational services required in connection with the dissolution of the Company pursuant to the Dissolution Plan and the Delaware General Corporation Law (“DGCL”), paying claims of creditors, and making distributions to stockholders, for a period of up to three years.

For the one year period commencing January 15, 2010 and ending January 14, 2011 (the “Initial Year”), the Manager will be paid a retainer fee in the amount of $126,000, subject to adjustment based on time actually spent by the Manager in performing its duties during that period.  Following the Initial Year, the Manager will be paid for its services on an hourly basis.  The Manager will also be reimbursed its out of pocket expenses in performing services under the Management Agreement.

Item 2.01   Completion of Acquisition of Disposition of Assets

On December 4, 2009, we completed the sale of our portfolio of subprime used automobile installment contracts (“Receivables”) to American Credit Acceptance, LLC (“ACA”) pursuant to the ACA Purchase Agreement described in our current report on Form 8-K filed with SEC on October 22, 2009.  The purchase price for the Receivables was approximately $14.7 million in cash.

The proceeds of the sale were initially used to pay off our $15 million revolving line of credit with ReMark Lending Co., which had a balance of approximately $10.4 million at payoff, and have been reserved to make an initial distribution to our stockholders as described in Item 8.01 of this report.

A copy of the ACA Purchase Agreement is attached as Appendix A to our definitive proxy statement filed with the SEC on November 11, 2009.

Item 2.05   Costs Associated with Exit or Disposal Activities

On December 7, 2009, we filed a certificate of dissolution with the Delaware Secretary of State pursuant to the Dissolution Plan and the DGCL in connection with the dissolution and complete liquidation of the Company.  The facts leading up to the filing of the certificate of dissolution are described in our current reports on Form 8-K filed with the SEC on September 22, October 5, October 13 and October 22, 2009, our quarterly report on Form 10-Q filed with the SEC on November 9, 2009 and our definitive proxy statement filed with the SEC on November 9, 2009.

In connection with consummating the Dissolution Plan, we anticipate that we will incur material charges in accordance with paragraph 8 of Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146).  A good faith estimate of liquidation expenses and other amounts affecting the estimate of the range of liquidating distributions to our stockholders was provided on pages 71 and 72 of our definitive proxy statement.

Item 5.01  Changes in Control of the Registrant

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers

On December 7, 2009, concurrent with the filing of our certificate of dissolution with the Delaware Secretary of State, the resignation of the officers and directors of the Company identified in our current report on Form 8K filed with the SEC on December 4, 2009 became effective.

On December 7, 2009, the Company’s outstanding shares of common stock were canceled, and henceforth represent solely the right to receive any liquidating distributions the Company may make to its stockholders from time to time.

We entered into the Management Agreement with the Manager effective as of December 8, 2009.  From and after that date, Vernon S. Schweigert will serve as the Company’s sole director and sole officer, having the corporate titles of President, Treasurer and Secretary.

Item 8.01  Other Events

On November 30, 2009, our stockholders approved the Dissolution Plan.  We filed the certificate of dissolution with the Delaware Secretary of State on December 7, 2009.

On November 30, 2009, the Company’s Board of Directors authorized an initial liquidating distribution in the amount of $0.17 per share to be made to our stockholders (conditioned upon the closing of the ACA Asset Sale).  On December 4, 2009, the Board of Directors established the close of business on December 14, 2009 as the record date for the initial and all subsequent distributions.  We estimate that the total amount of liquidating distributions will be between $0.17 and $0.21 per share over a three-year period.

On December 7, 2009, we notified the Financial Industry Regulatory Authority (“FINRA”) pursuant to Rule 10b-17 that we would make an initial liquidating distribution in the amount of $0.17 per share to our stockholders of record as of the close of business on December 14, 2009.  We also notified FINRA that we expected to file our certificate of dissolution, close our stock transfer books and cancel our shares.

Also on December 7, 2009, we requested that FINRA stop quoting our common stock on the Over the Counter Bulletin Board.  As of the time of filing this report, FINRA has not notified us that it has honored this request.

Cautionary statement regarding forward-looking information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding our expectations with regard to the dissolution and liquidation of the Company and the payment of liquidating distributions to stockholders over the three-year period following the Effective Date.  Forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual future liquidating distributions include, among, other things, the number and amount of claims asserted against or reserved for by the Company during the liquidation process and the expenses of liquidation.  The forward-looking statements are based on our beliefs, assumptions and expectations as of the date of this report, taking into account information currently available to us.  Those beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us, including those events and factors detailed in our filings with the Securities and Exchange Commission.  Neither we nor any other person assumes responsibility for the accuracy or completeness of those statements.  We do not intend to update these forward-looking statements and undertake no duty to provide any such update under any circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC. By FFG Management, LLC

Dated: December 10, 2009	By:	/s/ Jerald L. Fenstermaker
Member

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